Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-232495) pertaining to the Sequenta Inc., 2008 Stock Plan, Adaptive Biotechnologies Corporation 2009 Equity Incentive Plan, Adaptive Biotechnologies Corporation 2019 Equity Incentive Plan, and Adaptive Biotechnologies Corporation 2019 Employee Stock Purchase Plan  of our report dated February 26, 2020, with respect to the financial statements of Adaptive Biotechnologies Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Seattle, Washington

February 26, 2020